UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 13, 2008

SUPERGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salaries, Bonuses and Equity Awards for Certain Named Executive Officers

On March 13, 2008, the Compensation Committee of the Board of Directors of SuperGen, Inc., recommended to the Board of Directors, and the Board of Directors approved, annual salaries for 2008, cash bonus awards, and option grants for two of SuperGen’s named executive officers as follows:

Name and Position	Annual Salary	Bonus	Stock Option Grants (1)
Michael Molkentin Chief Financial Officer	$312,000	$107,000	96,000
Gregory Berk, M.D Chief Medical Officer	$371,000	$91,000	100,000

(1)           The option grants will be subject to the terms and conditions of the 2003 Stock Plan, as amended, and will vest monthly over a period of 48 months.

In addition, the Board of Directors approved amendments to all option grants previously made to Mr. Molkentin and Dr. Berk, to provide for acceleration of vesting in the event of involuntary termination of service following a change of control transaction, as well as an extension of time to exercise such grants following such involuntary termination, to the sooner of twelve months from such termination or the expiration date of the option grant. The option grants made on March 13, 2008, and all future stock option grants made to Mr. Molkentin and Dr. Berk, will contain these provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

By:	/s/ MICHAEL MOLKENTIN
Michael Molkentin Chief Financial Officer

Date:  March 19, 2008